                                                                   EXHIBIT 10.11

[LETTER HEAD OF LASALLE RE LIMITED]


                                                            April 27, 1999

Robert P. Cuthbert
126 Lloyd Road
Montclair, New Jersey 07042

Dear Bob:

     This letter agreement (the "Agreement") will confirm our understanding regarding your cessation of employment from LaSalle Re Limited (the "Company") by mutual agreement, as described in paragraph 3(f) of the Employment Contract, as defined in paragraph 17 of this Agreement, between you and the Company.

1. Termination Date. Except as otherwise provided in paragraph 4, the effective date of your cessation of employment with the Company and separation from all positions with the Company and its Affiliates (as defined in paragraph 12) is May 1, 1999, the "Termination Date" for purposes of this Agreement.

2. Payments and Benefits. You shall be entitled to compensation and other payments and benefits in accordance with Exhibit 1, which is attached to, and forms a part of this Agreement.

3. No Mitigation or Offset. Except as otherwise provided in this Agreement, you have no obligation to seek or accept employment (or otherwise seek or accept offers to provide your services to any person or entity), and any compensation earned by or provided to you from any person or entity other than the Company for the performance of such employment or other services (regardless of whether such compensation is provided to you in cash or in any other form) shall not reduce or otherwise affect the amount due to you from the Company in accordance with this Agreement.

4. Assistance with Claims. You agree that, for the period beginning on your Termination Date, and continuing for a reasonable time thereafter (but for a period of not less than 24 months after your Termination Date), you will assist the Company and its Affiliates in the defense of any claims that may be made against the Company and its Affiliates, and will assist the Company and its Affiliates in the prosecution of any claims that may be made by the Company or any Affiliate, to the extent that such claims may relate to services performed by you for the Company or its Affiliates. The Company will consult

Robert P. Cuthbert
April 27, 1999
Page 2


     with you, and make reasonable efforts to schedule such assistance so as not to materially disrupt your business and personal affairs. You agree, unless precluded by law, to promptly inform the Company if you are asked to participate (or otherwise become involved) in any lawsuits involving such claims that may be filed against the Company or any Affiliate. You also agree, unless precluded by law, to promptly inform the Company if you are asked to assist in any investigation (whether governmental or private) of the Company or any Affiliate (or their actions) that may relate to services performed by you for the Company or any Affiliate, regardless of whether a lawsuit has then been filed against the Company or any Affiliate with respect to such investigation. The Company agrees to reimburse you for all of your reasonable out-of-pocket expenses associated with such assistance, including travel expenses. The determination of the reasonableness of such compensation shall take into account information provided to the Company by you or otherwise known to the Company, which may include, without limitation, (a) your rate of compensation at the time you ceased employment with the Company, and whether your are then receiving other compensation payments from the Company; (b) your rate of compensation at the time of such cooperation; (c) the amount of time required of you for such cooperation; (d) difficulty of the issues as to which the cooperation is required; (e) the amount of inconvenience to you resulting from such cooperation (including consideration of factors such as the amount of travel required of you, the effect on your other commitments, and the amount of advance notice provided to you); and (f) whether such cooperation would be legally required in the absence of the requirements of this paragraph 4.

5. Confidential Information. Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that you have express authorization from the Company, you agree to keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company or any of its Affiliates which was acquired by or disclosed to you (a) during your negotiations regarding employment or during the course of your consultation with the Company or any Affiliate prior to your employment with the Company, (b) during the course of your employment with the Company or your holding a position as an officer of any Affiliate, or (c) during the course of your consultation with the Company or any Affiliate following your termination of employment (regardless of whether consultation is pursuant to paragraph 4), and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way. To the extent that you obtain information on behalf of the Company or any of the Affiliates that may be subject to attorney-client privilege as to the Company's or any Affiliate's attorneys, you shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

Robert P. Cuthbert
April 27, 1999
Page 3

     Nothing in the foregoing provisions of this paragraph 5 shall be construed so as to prevent you from using, in connection with your employment for yourself, whether or not in partnership with others, or for an employer other than the Company or any of the Affiliates, knowledge which was acquired by you during the course of your employment with the Company or your being an officer of any Affiliate, and which is generally known to persons of your experience in other companies in the same industry.

6.   Non-Disclosure.

     a. You acknowledge that the benefits provided by the Company under this Agreement are not generally available to other employees of the Company, and you agree that, except as may be required by the lawful order of a court or agency of competent jurisdiction, you will keep the terms of this Agreement secret and confidential indefinitely. Notwithstanding the foregoing provisions of this paragraph 6, you may disclose the contents of this Agreement to your attorneys, accountants and financial advisors, your immediate family, any prospective employer in connection with its decision to hire you, and any prospective lender in connection with its decision to make a loan to you, provided that you take steps that are reasonably calculated to assure that such persons do not further disclose the terms of this Agreement. Nothing in this Agreement shall preclude you from fully discussing with any prospective employer, in connection with its decision to hire you, the conditions and reasons surrounding your separation from the Company. The provisions of this paragraph (a) shall be waived if the Company publicly discloses the contents of this Agreement in accordance with paragraph (b) next below.

     b. The Company agrees that it will keep the terms of this Agreement secret and confidential indefinitely, except to the extent that the Company determines that disclosure is required by reason of applicable securities laws or other legal requirements, and except as otherwise provided in this Agreement.

     c. You agree that, prior to the commencement of any new employment in the insurance industry, you will furnish the prospective new employer with a copy of the provisions of this Agreement relating to competition, confidentiality, and solicitation. You also agree that the Company may advise any new employer or prospective new employer of the provisions of this Agreement relating to competition, confidentiality, and solicitation

Robert P. Cuthbert
April 27, 1999
Page 4

               and furnish the new employer or prospective new employer with a copy of such provisions.

7.   Disparagement.

     a. You agree that for the period beginning on your Termination Date and ending on the twelve-month anniversary of your Termination Date, you will not make any statement or disclosure that disparages the Company or its Affiliates and is intended or reasonably likely to result in material harm to the Company or its Affiliates; provided that the provisions of this paragraph
               (a): (i) shall not apply to testimony as a witness, compliance with other legal obligations, your assertion of or defense against any claim of breach of this Agreement (including the Exhibits thereto and the referenced plans and arrangements), or your statements or disclosures to officers or directors of the Company or its Affiliates, and (ii) shall not require you to make false statements or disclosures.

     b. The Company agrees that for the period beginning on your Termination Date and ending on the twelve-month anniversary of your Termination Date, neither the Company nor any Affiliate will make any statement or disclosure that disparages you and is intended or reasonably likely to result in material harm to you; provided that the provisions of this paragraph (b): (i) shall not apply to testimony as a witness, compliance with other legal obligations, assertion of or defense against any claim of breach of this Agreement (including the Exhibits thereto and the referenced plans and arrangements), or statements or disclosures to you, and (ii) shall not require false statements or disclosures to be made.

8.   Transition.

     a. Your cessation of employment from the Company and your cessation as an officer of LaSalle Re Holdings Limited shall be announced by a statement substantially in the form of Exhibit 2 of this Agreement. You and the Company will cooperate with each other in any statements about your cessation of employment with the Company and about your cessation as an officer of LaSalle Re Holdings Limited so as not to depart materially from the statement described in this paragraph (a); provided, however, that in addition to the information in the statement, both you and the Company

Robert P. Cuthbert
April 27, 1999
Page 5

               or any Affiliate may refer generally to differences between you and the Company in management style and approach to business operations.

     b. You are required to execute the resignation letters set forth in Exhibits 3A and 3B of this Agreement.

     c. As soon as practicable after this Agreement has been fully executed, you agree to remove your personal effects from your office at the Company (or the Company will remove such personal effects and ship them to you in accordance with paragraph 1-4 of
               Exhibit 1 of this Agreement), to vacate such office, to return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company or any of the Affiliates, and to return all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing any trade secrets relating to the Company or any of the Affiliates.

9.   Indemnification.

     a. If you incur liability by reason of actions taken by you on behalf of the Company while you were employed by the Company, or by reason of actions taken by you as required under paragraph 4 of this Agreement, you shall be eligible for indemnification from the Company to the same extent as other current or former directors or officers of the Company.

     b. You shall be entitled to coverage under the directors and officers liability insurance coverage maintained by the Company or its Affiliates (as in effect from time to time) to the same extent as other current or former officers and directors of the Company; provided, however, that nothing in this paragraph 9 shall be construed to require the Company or any Affiliate to continue to maintain any such directors and officers liability insurance coverage.

     c. To the extent that expenses (including attorneys' fees) incurred by you in defending any civil, criminal, administrative or investigative action, suit or proceeding may be subject to indemnification by the Company and such expenses are not paid currently by insurance, the Company shall pay all such expenses (including attorneys' fees) in advance of the final disposition of such action, suit or proceeding upon receipt of an

Robert P. Cuthbert
April 27, 1999
Page 6

               undertaking by you to repay such amount if it shall ultimately be determined that you are not entitled to be indemnified by the Company and not entitled to insurance coverage for such expenses.

10. Non-Alienation. Your interests under this Agreement are not subject to the claims of your creditors, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered. Your obligations under this Agreement may not be assigned.

11. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as you live, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

12. Successors and Affiliates. This Agreement shall be binding on, and inure to the benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. For purposes of this Agreement, the term "Affiliate" means (a) any corporation, partnership, joint venture or other entity which, as of your Termination Date, owns, directly or indirectly, at least fifty percent of the voting power of all classes of stock of the Company (or any successor to the Company) entitled to vote; and (b) any corporation, partnership, joint venture or other entity in which, as of your Termination Date, at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company, by any entity that is a successor to the Company, or by any entity that is an Affiliate by reason of clause (a) next above. For purposes of paragraph 4 (relating to assistance with claims), paragraph 5 (relating to confidential information), paragraph 6 (relating to protective covenants), paragraph 7 (relating to disparagement), the Employee Release, and the Company Release, the term "Affiliate" shall also include any entity that would have been an "Affiliate" by reason of the preceding sentence (including any successor to the assets or business of any such Affiliate) at any time during the period of the your employment by the Company (and shall include any predecessor to any entity described in clause (a) or (b)).

13. Effect of Breach. You acknowledge that the Company would be irreparably injured by your violation of paragraph 5, 6, or 7, and you agree that the Company and its Affiliates, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, as may be permitted or applicable in the given circumstances, restraining you from any actual or threatened breach of paragraph 5, 6, or 7. The Company acknowledges that you would be irreparably injured by its violation of

Robert P. Cuthbert
April 27, 1999
Page 7

     paragraph 6 or 7, and the Company agrees that you, in addition to any other remedies available to you for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, as may be permitted or applicable in the given circumstances, restraining the Company and its Affiliates from any actual or threatened breach of paragraph 6 or 7.

14. Waiver of Breach. The waiver by either you or the Company (or the Affiliates) of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either you or the Company. Continuation of benefits hereunder by the Company following a breach by you of any provision of this Agreement shall not preclude the Company from thereafter exercising any right that it may otherwise independently have to terminate said benefits based upon the same violation.

15. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

16. General Release and Waiver. As part of this Agreement, and in consideration of the release provided to the Company as set forth in Exhibit 5 of this Agreement, the Company shall enter into the General Release and Waiver as set forth in Exhibit 4 of this Agreement, which is attached to and forms part of this Agreement (the "Company Release"). As part of this Agreement, and in consideration of the payments provided to you in accordance with this Agreement, and in consideration of the release provided to you as set forth in Exhibit 4 of this Agreement, you are required to execute the General Release and Waiver, in the form set forth as Exhibit 5 of this Agreement, which is attached to and forms a part of this Agreement (the "Employee Release").

17. Other Agreements. Except as otherwise specifically provided in this Agreement, this instrument constitutes the entire agreement between you and the Company and supersedes all prior agreements and understandings, written or oral, including, without limitation, the employment contract between you and the Company which was effective April 1, 1999 (referred to in this Agreement as the "Employment Contract") and any other employment agreements that may have been made by and between you and the Company or its predecessors or Affiliates. As of your Termination Date, all rights, duties and obligations of both you and the Company pursuant to the Employment Contract shall terminate.

Robert P. Cuthbert
April 27, 1999
Page 8

18. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

     (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

     (b) in the case of certified, registered or similar mail delivery, five days after deposit in the local mail; or

     (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

     provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the mail or by overnight service are to be delivered to the addresses set forth below:

     to the Company:

          LaSalle Re Limited
          25 Church Street
          Hamilton HMFX, Bermuda

     or to you:

          Robert P. Cuthbert
          126 Lloyd Road
          Montclair, New Jersey 07042

     All notices to the Company shall be directed to the attention of the chief executive officer of the Company, with a copy to the Secretary of the Company. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

Robert P. Cuthbert
April 27, 1999
Page 9

19. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of Bermuda, without regard to the conflict of law provisions of any jurisdiction.

20. Arbitration of All Disputes. In the event of any dispute, controversy or claim arising out of or in relation to this Agreement, or the breach, termination or invalidity thereof, the parties hereto agree to proceed to arbitration. The number of arbitrators shall be three (3), to be appointed in the absence of the parties agreement by the Appointment Committee of the Chartered Institute of Arbitrators Bermuda Branch. The procedure to be followed shall be that as laid down in the Arbitration Act of 1986. The place of arbitration shall be Bermuda and the language of the arbitration shall be English. The decision and award of the arbitral tribunal is final and binding on the parties. For the avoidance of doubt, the parties agree that judgment may be entered and any award made by the Tribunal in any Federal Court in the United States (or any other jurisdiction where a party to this agreement is located). In accordance with section 13 of the Employment Contract, as defined in section 17 of this Agreement, the Employment Contract is hereby amended by mutual agreement of the parties, by deleting the language in section 19 of the Employment Contract and replacing it, effective as of the original effective date of the Employment Contract, with terms identical to the immediately foregoing provisions of this section 20 of this Agreement.

21. Exhibits, Other Documents. Except as otherwise expressly provided in this Agreement, or except where the context clearly requires otherwise, all references in this Agreement to "the Agreement" or "this Agreement" shall be deemed to include references to each of the Exhibits to this Agreement. To the extent that the terms of this Agreement (including the Exhibits to this Agreement) provide that your rights or obligations set forth in this Agreement (including the Exhibits to this Agreement) are to be determined under, or are to be subject to, the terms of any other plan or other document, this Agreement (including the Exhibits to this Agreement) shall be deemed to incorporate by reference such plan or other document.

22. Counterparts. This Agreement may be executed in more than one counterpart, but all of which together will constitute one and the same agreement.

Robert P. Cuthbert
April 27, 1999
Page 10

     If you agree to the terms of this Agreement, please indicate your agreement by signing and returning a copy of this letter to the undersigned, along with a signed copies of Exhibits 3A and 3B (Letters of Resignation), and a signed and notarized copy of Exhibit 5 (Employee Release).

                                    Very truly yours,

                                    LASALLE RE LIMITED

                                    By:  /s/ Victor H. Blake
                                         -------------------------------
                                    Its: Chairman, President and CEO
                                         -------------------------------


Accepted and agreed to this
28th day of April, 1999.

 /s/ Robert P. Cuthbert
--------------------------------
Robert P. Cuthbert

                                 Exhibit 1
                                 ---------

                           COMPENSATION AND BENEFITS
                           -------------------------


      This Exhibit 1 describes your right to compensation, benefits and other payments and distributions from the Company under the Agreement.

      1-1. Prior Amounts. The Company shall pay you the amount of all earned and previously unpaid salary for the period ending on your Termination Date.

      1-2. Bonus Payment. You shall be entitled to receive $100,000, representing payment of the bonus described in and otherwise payable under paragraph 2(b) of your Employment Contract, of which $50,000 shall be paid as soon as practicable following the date of execution of this Agreement; and of which the remaining $50,000 shall be paid on September 30, 1999, or as soon as practicable thereafter; provided, however, that payment of such remaining $50,000 shall be made only if you have complied with all terms of this Agreement, as determined by the Company.

      1-3. Salary Continuation. Subject to the provisions of this Agreement, for the period beginning on your Termination Date, you shall be entitled to "Salary Continuation Payments" in accordance with the following:

(a) Subject to paragraph 1-3(b), for each calendar month (A) beginning with the month of May, 1999, and (B) ending with the earlier of the month of April, 2000 or the calendar month in which the Payment Termination Date (as defined in paragraph 1-10) occurs, you will receive a Salary Continuation Payment of $ 25,000.

(b) You will not receive a Salary Continuation Payment for any period after the occurrence of a Payment Termination Date. The loss of your right to payments under this paragraph 1-3 shall be in addition to, and not in lieu of, any other remedies to which the Company may be entitled by reason of a breach of this Agreement.

(c) Salary Continuation Payment due under this paragraph 1-3 for any month will be paid to you in arrears, provided that no Salary Continuation Payment shall be due under this paragraph 1-3 prior to the Initial Payment Date.

      1-4. Expense Reimbursement. Upon written approval by the Chief Executive Officer of the Company, for the period beginning on January 25, 1999 and ending April 15, 1999, the Company will reimburse you for reasonable expenses in the amount of $7,406.95, and for additional reasonable expenses, if any, for shipping your personal effects from Bermuda to your home in New Jersey in the United States, which expenses you have documented or which you will document in such form as required by the Company to report business expenses.

      1-5.   Leasing Expense Payment.  You will provide timely notice to the lessor of the house you leased in Bermuda of your intent to terminate the lease effective May 1, 1999, and the Company will cooperate with you in enabling you to provide the notice to the lessor in accordance with the terms of such lease. To the extent continued rental payment is required by the terms of the lease for the period following May 1, 1999, the Company shall pay the monthly rent of $14,000 for the months of May, June and July, 1999; but in no event shall the Company be obligated to pay more than $42,000 for such continued payment of rent.

      1-6.   Car Payment Reimbursement.  Upon your transfer to the Company's designee of the title to the automobile that you have purchased in Bermuda, the Company will reimburse you for the $4,950.00 which you paid out of your own funds for such automobile.

      1-7.   Other Benefits.  For the period beginning on your Termination Date, and ending on the earlier of the three-month anniversary of your Termination Date or the Payment Termination Date, you and your eligible dependents may continue to participate in the Company's medical and dental plans in which you participated on the date before your Termination Date; provided, however, that participation in the medical and dental plans is subject to your payment of the applicable employee portion of the monthly premium cost, if any.

      1-8.   Withholding.  All amounts otherwise payable under the Agreement shall be subject to customary withholding and other employment taxes, if any, if required under United States tax law.

      1-9. Initial Payment Date. For purposes of this Agreement, the "Initial Payment Date" shall be the first business day following the date of execution of this Agreement, including your execution of Exhibit 3A and Exhibit 3B (Letters of Resignation) and Exhibit 5 (Employee Release) of this Agreement. All payments to be made by the Company to the Employee shall be made by wire transfer to the account designated by the Employee, unless the Employee provided written direction to the Company to make payment directly to the Employee.

      1-10. Payment Termination Date. The Payment Termination Date shall be the earliest to occur of: (a) the twelve-month anniversary of your Termination Date or (b) the date, if any, of any breach by you of the provisions of paragraph 5, 6, or 7.

      1-11. Other Payments. Except as specified in this Exhibit 1, or otherwise expressly provided in or pursuant to the Agreement, you shall be entitled to no compensation, benefits or other payments or distributions, and references in the Employee Release to the release of claims against the Company shall be deemed to also include reference to the release of claims against all compensation and benefit plans and arrangements established or maintained by the Company and its Affiliates.

      1-12. Dollar Amounts. As used in this Agreement, "dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

                                   Exhibit 2
                                   ---------

                                 PRESS RELEASE
                                 -------------


LaSalle Re Holdings Limited announced today that it has reopened its search for a Chief Financial Officer. Robert P. Cuthbert will leave to pursue other interests, effective May 1, 1999.

A committee of the Company's Board of Directors will serve as a search committee to identify a successor.

LaSalle Re Holdings Limited, through its operating company LaSalle Re Limited, writes specialist classes of reinsurance on a worldwide basis, including property catastrophe reinsurance.

                                 Exhibit 3A
                                 ----------

                             LETTER OF RESIGNATION
                             ---------------------

Board of Directors
LaSalle Re Limited

Dear Sirs:

      Effective May 1, 1999, I hereby resign from employment with LaSalle Re Limited.


                                                     Very truly yours,

                                                     /s/ Robert P. Cuthbert

                                                     Robert P. Cuthbert

                                 Exhibit 3B
                                 ----------

                             LETTER OF RESIGNATION
                             ---------------------

Board of Directors
LaSalle Re Holdings Limited

Dear Sirs:

      Effective May 1, 1999, I hereby resign from all positions held with LaSalle Re Holdings Limited.


                                                  Very truly yours,

                                                  /s/ Robert P. Cuthbert

                                                  Robert P. Cuthbert

                                   Exhibit 4
                                   ---------

                                COMPANY RELEASE
                                ---------------

                          GENERAL RELEASE AND WAIVER
                          --------------------------

      1. This document is attached to, is incorporated into, and forms a part of, an agreement (the "Agreement") by and between LaSalle Re Limited (the "Company") and Robert P. Cuthbert (the "Employee").

      2. Except for a claim based upon a breach of the Agreement, the Company, for and on behalf of itself and the other Company Releasors, releases and forever discharges to the fullest extent permitted under applicable law, and in particular to that extent permitted by Section 98 of the Companies Act of 1981, the Employee and the other Employee Releasees from any and all Claims, which the Company may now have or claim, or might hereafter have or claim, against the Employee (or against the other Employee Releasees, to the extent that it is derived from a Claim against the Employee) based upon or arising out of any matter or thing whatsoever, occurring or arising on or before the date of this General Release and Waiver, to the extent that the Claim arises out of or relates to the Employee's employment by the Company and its Affiliates, the Employee's position as an officer of the Company or any of its Affiliates, and/or the Employee's termination or resignation therefrom, and shall include, without limitation, Claims arising out of or related to the Employment Contract.

      For purposes of this General Release and Waiver, the terms set forth below shall have the following meanings:

      (a) The term "Agreement" shall include the Agreement and the Exhibits thereto, and including the plans and arrangements under which the Employee is entitled to benefits in accordance with the Agreement and the Exhibits.

      (b) The term "Claims" shall include any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity.

      (c) The term "Company Releasors" shall include the Company and its Affiliates (as defined in the Agreement), and their officers, directors, trustees, members, representatives, agents, employees, shareholders, partners, attorneys, and insurers, and their predecessors and successors.

      (d) The term "Employee Releasees" shall include the Employee and his heirs, representatives, agents, and insurers.

In witness whereof LaSalle Re Limited has executed this deed on the 30 April
1999

The Common Seal of           )
LaSalle Re Limited           )                [Common Seal affixed here]
was hereunto affixed in the  )
presence of:                 )



 /s/ Victor H. Blake
---------------------------------
Director



 /s/ Lisa J. Marshall
---------------------------------
Secretary

                                   Exhibit 5
                                   ---------

                               EMPLOYEE RELEASE
                               ----------------

                          GENERAL RELEASE AND WAIVER
                          --------------------------

      1. This document is attached to, is incorporated into, and forms a part of, an agreement (the "Agreement") by and between LaSalle Re Limited (the "Company") and Robert P. Cuthbert (the "Employee"). Except for a claim based upon a breach of the Agreement, the Employee, on behalf of himself and the other Employee Releasors, releases and forever waives and discharges the Company and the other Company Releasees from any and all Claims which the Employee (or the other Employee Releasors may have, to the extent that it is derived from a Claim which the Employee may have) now has or claims, or might hereafter have or claim, against the Company Releasees based upon or arising out of any matter or thing whatsoever, occurring or arising on or before the date of this General Release and Waiver, to the extent that the Claim arises out of or relates to the Employee's employment by the Company and its Affiliates, the Employee's position as an officer of the Company or any of its Affiliates, and/or the Employee's termination or resignation therefrom, and shall include, without limitation, Claims arising out of or related to the Employment Contract, and Claims arising under any law dealing with employment discrimination.

      For purposes of this General Release and Waiver, the terms set forth below shall have the following meanings:

(a) The term "Agreement" shall include the Agreement and the Exhibits thereto, and including the plans and arrangements under which the Employee is entitled to benefits in accordance with the Agreement and the Exhibits.

(b) The term "Claims" shall include any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity of any applicable jurisdictions.

(c) The term "Company Releasees" shall include the Company and its Affiliates (as defined in the Agreement), and their officers, directors, trustees, members, representatives, agents, employees, shareholders, partners, attorneys, and insurers, and their predecessors and successors.

(d) The term "Employee Releasors" shall include the Employee, and his heirs, representatives, agents, and insurers.

      2. The following provisions are applicable to and made a part of the Agreement and this General Release and Waiver:

(a) In exchange for this General Release and Waiver, the Employee hereby acknowledges that he has received separate consideration beyond that to which he is otherwise entitled under the Company's policy or applicable law.

(b) The Company hereby expressly advises the Employee to consult with an attorney of his choosing prior to executing the Agreement or this General Release and Waiver. The Employee acknowledges that, prior to executing this Agreement and this General Release and Waiver, he has been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to the contents.

(c) The Employee hereby acknowledges that he has carefully read and understands the terms of the Agreement and this General Release and Waiver and each of his rights as set forth therein.

      Signed, sealed and delivered by Robert P. Cuthbert this 28th day of April, 1999.

                                        /s/ Robert P. Cuthbert
                                       -------------------------------
                                        Robert P. Cuthbert



State of New Jersey
         -------------------
County of  Essex
           -----------------

Subscribed Before Me This
28th Day of April, 1999.

   /s/ Phillis Roberson
 ---------------------------
             Notary Public